UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	HUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2021, the Board of Directors of Huntsman Corporation increased the size of the Board from ten to eleven directors and appointed Jeanne McGovern, age 62, to fill the vacancy created by the expansion of the Board. Ms. McGovern will serve a term that expires at the Company’s 2021 Annual Meeting of Stockholders. Ms. McGovern was also appointed to serve on the Audit Committee of the Board.

The Board determined that Ms. McGovern is independent under the Company’s independence criteria for members of its board of directors, and that she further satisfies the heightened standard of independence to serve as a member of the Audit Committee and has been designated as an “audit committee financial expert” as defined by the applicable regulations of the SEC. Ms. McGovern was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and Ms. McGovern that would require disclosure under Item 404(a) of Regulation S-K.

Ms. McGovern will be compensated for her services on the Board on the same basis as each of the Company’s other non-employee directors. Annual compensation for non-employee directors is comprised of cash and stock-based equity compensation. The cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Stock-based equity compensation consists of awards granted under the Huntsman Corporation 2016 Huntsman Stock Incentive Plan in the form of stock or stock units, at the election of each director. Non-employee directors may also participate in the Huntsman Outside Director Elective Deferral Plan and the Huntsman Director Matching Gift Program. A more detailed description of compensation of directors of the Company was previously reported in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2020 under “Board of Directors—Director Compensation,” and that section of the Definitive Proxy Statement is incorporated herein by reference.

Concurrently with Ms. McGovern’s appointment to the Audit Committee, the Board appointed existing members Sonia Dulá and Cynthia L. Egan to the Board’s Audit Committee and Nominating and Corporate Governance Committee, respectively, after determining in the case of Ms. Dulá that she was financially literate under the pertinent NYSE standard and also satisfied the heightened standard of independence required for service on the Audit Committee.

On February 16, 2021, the Board also approved the formation of a new standing committee of the Board to be called the Sustainability Committee to provide more focused support and oversight of the Company’s sustainability and other related corporate social responsibility and governance matters. Dr. Jan E. Tighe, Daniele Ferrari, Sonia Dulá, and Cynthia L. Egan were appointed to serve as the initial members of the Sustainability Committee, with Dr. Tighe serving as the Chair.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits
99.1	Press Release dated February 19, 2021 announcing the appointment of Jeanne McGovern to the Board of Directors and the formation of Board’s Sustainability Committee.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ DAVID M. STRYKER
Executive Vice President, General Counsel and Secretary

Dated: February 19, 2021

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